Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into between Doral Financial Corporation, a Puerto Rico corporation (the “Company”), and Christopher Poulton (the “Executive”) under the following circumstances.

WHEREAS, the Company and the Executive entered into an Employment Agreement on June 1, 2007 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive have agreed to amend certain terms of the Employment Agreement by entering into this Amendment.

NOW THEREFORE, the Executive agrees with the Company, in consideration for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, to amend the Employment Agreement as follows, effective as of the date this Amendment is executed as written below:

1. Section 5(a)(ii) of the Employment Agreement is amended to read as follows:

(ii) an amount equal to two (2) times his compensation (salary and bonus) during the preceding year (the “Severance Payment”), and if such termination occurs in the first year of employment, the Severance Payment shall be $1,280,000.00 dollars, with such Severance Payment being made within two and one-half months after the Date of Termination, and being payable only if the Executive executes the Release within the 60-day period following the Date of Termination;

2. Section 6(b)(ii) of the Employment Agreement is amended to read as follows:

(ii) payment of the Severance Payment provided in Section 5(a)(ii) above, with such Severance Payment being made within two and one-half months after the Date of Termination, and being payable only if the Executive executes the Release within the 60-day period following the Date of Termination;

3. Except as is provided in this Amendment, the Employment Agreement, as amended, shall remain unchanged and continue in full force and effect.

4. This Amendment shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the Commonwealth of Puerto Rico, without reference to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 26th day of December, 2012.

DORAL FINANCIAL CORPORATION

By:	/s/ Enrique R. Ubarri
Name:	Enrique R. Ubarri
Title:	Executive Vice President

CHRISTOPHER POULTON

By:	/s/ Christopher Poulton